ESCROW AGREEMENT

     The undersigned shall deliver to David M. Summers, Esq. (the "Escrow Agent") the items set forth in Schedule A, to be deposited in an escrow account at Norwest Bank in Englewood, Colorado, and held by the Escrow Agent subject to the terms and conditions set forth in Schedule B and in General Provisions (this "Agreement").

                                   SCHEDULE A
                                   (Deposits)

     Deposits shall include all checks, drafts, wire transfers, loan proceeds or other funds received by the Escrow Agent from or on behalf of any person subscribing for shares of common stock of Franks' Express, Inc. It is anticipated that checks will be made payable to Franks' Express, Inc. Escrow Account.

                                   SCHEDULE B
                             (Special Instructions)

     The Escrow Agent shall hold for distribution all funds received from persons subscribing for shares of common stock of Franks' Express, Inc. (the "Depositor(s)") until the date which is four months after the date that the Registration Statement of Franks' Express, Inc. dated as of May 23, 1997 has been declared effective by the Securities and Exchange Commission, or such earlier date as may be provided to the Escrow Agent (the "Final Subscription Date"). In no event, however, shall the Final Subscription Date be extended to a date after May 23, 1998.

     All  funds  deposited  in  escrow  shall  be  invested   immediately  in  a
non-interest  bearing  account  at  Norwest  Bank  in  Englewood,   Colorado  as
designated by Franks' Express, Inc.

     If the amount of funds deposited in escrow is less than $50,000 three days after the Final Subscription Date, the Escrow Agent shall return to the Depositors all of the deposited funds in amounts equal to each Depositor's respective deposit, without interest.

     If the amount of funds deposited in escrow is greater than or equal to $50,000 on any date during the term of this Agreement, the Escrow Agent shall pay to Franks' Express, Inc. at its direction, or its order, up to the total amount of funds deposited in the escrow, together with any additional funds as may be deposited in the escrow after the date of such distribution.

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



     If the funds deposited in escrow are not withdrawn from Escrow on or before May 23, 1998, the Escrow Agent shall return to each Depositor all of the deposited funds in amounts equal to each Depositor's respective deposit without interest.

                               GENERAL PROVISIONS

     Section 1. These instructions may be altered, amended, modified or revoked by writing only, signed by all of the parties to this Agreement, and approved by the Escrow Agent.

     Section 2. No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the subject matter of this Escrow shall be binding upon the Escrow Agent unless written notice thereof shall be served upon the Escrow Agent and all fees, costs and expenses incident to such transfer of interest shall have been paid.

     Section 3. Any notice required or desired to be given by the Escrow Agent to any party to this Agreement may be given by mailing the same addressed to such party at the address that appears below each party's signature and notice so mailed shall for all purposes be as effective three business days after depositing such notice in the mail as though served upon such party in person.

     Section 4. The Escrow Agent shall not be personally liable for any act that it may do or omit to do under this Agreement as such agent, while acting in good faith and in the exercise of its own best judgment; and any act done or omitted by it pursuant to the advice of its own attorneys shall be conclusive evidence of such good faith.

     Section 5. The Escrow Agent is expressly authorized to disregard any and all notices or warnings given by any of the parties to this Agreement, or by any other person or corporation, excepting only orders or process of court, and is expressly authorized to comply with and obey any and all orders, judgments or decrees of any court, and in case the Escrow Agent obeys or complies with any such order, judgment or decree of any court it shall not be liable to any of the parties to this Agreement or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction. The Escrow Agent is expressly authorized to refuse to make distributions to Franks' Express, Inc. if for any reason the Escrow Agent believes that such distribution would result in the violation of any securities law, rule, regulation or order of any jurisdiction or regulatory body.

     Section 6. In consideration of the acceptance of this escrow by the Escrow Agent, Franks' Express, Inc. agrees to indemnify and hold it harmless as to any liability by it incurred to any other person or corporation by reason of its having accepted the same, or in connection herewith, and to reimburse it for all its expenses, including, among other things, counsel fees and court costs incurred in connection herewith; and that the Escrow Agent shall have a first and prior lien upon all deposits made pursuant to this Agreement to secure the performance of said agreement of indemnity.


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


     Section 7. The Escrow Agent shall not be liable in any respect on account of the identity, authority, or rights of the parties executing or delivering or purporting to execute or deliver these instructions or any documents or papers deposited or called for in this Agreement.

     Section 8. In the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these instructions or any other fact or matter relating to the transaction between the paries, the Escrow Agent is instructed as follows:

     (a) That it shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification;

     (b) That it may in its sole and absolute discretion, deposit the property described in Schedule A or so much of it as remains in its hands with any court, interplead the parties to this Agreement, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms of this Agreement as to the property so deposited, and furthermore, the parties to this Agreement for themselves, their heirs, legal representatives, successors and assigns, submit themselves to the jurisdiction of said court and appoint the then clerk, or acting clerk, of said court as their agent for the service of all process in connection with such proceedings.

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


     Section 9. If the deposits made pursuant to this Agreement are not withdrawn on or before May 23, 1998, the Escrow Agent may mail the same to the Depositors at their respective addresses delivered with such deposits or at the most recent address shown on the records of the Escrow Agent and thereupon be relieved of all liability under this Agreement.

     Section 10. The provisions of these instructions shall be binding upon the legal representatives, heirs, successors and assigns of the parties to this Agreement.

     Section 11. The undersigned has been informed of the potential conflicts of interest which could be created by this Agreement, in view of the fact that David M. Summers has provided securities law advice to the undersigned. The undersigned has had the opportunity to seek independent legal counsel, as recommended by David M. Summers, and hereby waives such conflicts related to this Agreement to the extent that such conflicts should arise in the future.

     IN WITNESS WHEREOF, the undersigned have affixed their signatures as of May 23, 1997.


                                    FRANKS' EXPRESS, INC., a Colorado
                                    corporation



                                    By:  /S/  CHARLES BURTON
                                       -----------------------------------------
                                       Charles Burton, President


                                    Accepted:


                                       /S/  DAVID M. SUMMERS
                                       ----------------------------------------
                                       David M. Summers, Attorney at Law


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